SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2010 (June 4, 2010)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
113 King Street, Armonk New York	10504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS.

On June 4, 2010, MBIA Inc. (“MBIA”) posted on its website, www.mbia.com (the “Website”), the audited statutory-basis financial statements for the years ended December 31, 2009 and 2008 for its primary insurance subsidiaries, MBIA Insurance Corporation (“MBIA Corp.”) and National Public Finance Guarantee Corporation (“National”), which were filed with the New York State Insurance Department on May 28, 2010.  These financial statements and related updates to previously posted unaudited statutory-basis financial information for MBIA Corp. and National are available on the Website under the sections “Investor Relations––Financial Information––Statutory Statements” and “Investor Relations––Financial Information––Operating Supplements.”  The financial statements reflect changes from the MBIA Corp. and National unaudited statutory Annual Statements to the New York State Insurance Department for the year ended December 31, 2009.   The updates correct (i) the recording of a deferred tax asset as an admitted asset under paragraph 10(e) of Statement of Statutory Accounting Principles 10R “Income Taxes” on the statements of both MBIA Corp. and National, and (ii) in the case of National only, the calculation of the ceded component of the recorded contingency reserve, which caused the total contingency reserve to be understated.  The updates also include de minimus adjustments to intercompany balances with affiliates.

As a result of these updates, as of December 31, 2009 and March 31, 2010, MBIA Corp.’s (i) statutory net deferred tax asset changed from $243 million and $258 million, respectively, to $83 million and $105 million, respectively, (ii) total statutory admitted assets changed from $5,032 million and $4,463 million, respectively, to $4,867 million and to $4,311 million, respectively, (iii) total statutory policyholders’ surplus changed from $2,053 million and $1,982 million, respectively, to $1,885 million and $1,826 million, respectively, and (iv) total statutory liabilities and policyholders’ surplus changed from $5,032 million and $4,463 million, respectively, to $4,867 million and $4,311 million, respectively.

As of December 31, 2009 and March 31, 2010, National’s (i) net statutory deferred tax asset changed from $40 million and $39 million, respectively, to $27 million as of each date, (ii) total statutory admitted assets changed from $6,989 million and $7,055 million, respectively, to $6,976 million and $7,042 million, respectively, (iii) statutory contingency reserve changed from $1,356 million and $1,365 million, respectively, to $1,404 million and $1,425 million, respectively, (iv) total statutory policyholders’ surplus changed from $653 million and $740 million, respectively, to $591 million and  $668 million, respectively, and (v) total statutory liabilities and policyholders’ surplus changed from $6,989 million and $7,055 million, respectively, to $6,976 million and $7,042 million, respectively.

Detailed updated unaudited statutory-basis financial information is included in (i) supplemental exhibits to the MBIA Corp. and National Annual Statements to the New York State Insurance Department  for the year ended December 31, 2009 available on the Website, (ii) a supplemental exhibit to the MBIA Corp. Combined Annual Statement for the year ended December 31, 2009 available on the Website, (iii) supplemental exhibits to the MBIA Corp. and National Quarterly Statements to the New York State Insurance Department  for the quarterly period ended March 31, 2010 available on the Website and (iv) updated MBIA Inc. Quarterly Operating Supplements for the fourth quarter of 2009 and the first quarter of 2010 available on the Website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	June 4, 2010